                             Deposit Guaranty Corp.
                       Computation of Per Share Earnings
                               December 31, 1994



                                                   Year Ended December 31, 1994
                                                 --------------------------------
                                                                         Fully
                                                    Primary             Diluted
                                                  -----------        ------------
Computation of weighted average
  shares outstanding:

  Common stock outstanding,
    January 1, 1994                              17,667,852          17,667,852

  Common stock issued due to
    exercise of options                               6,857               6,857

  Shares purchased by
    the Company                                      (6,647)             (6,647)
                                                -----------         -----------

  Weighted average shares
    outstanding                                  17,668,062          17,668,062
                                                ===========         ===========


Computation of net income:

  Net income                                    $67,130,000         $67,130,000
                                                ===========         ===========

Computation of per share
  earnings:

  Net income divided by weighted
    average shares outstanding                        $3.80               $3.80
                                                ===========         ===========


Note - Additional weighted average shares outstanding for options under the Company's incentive stock plan were 128,452 and 127,768 for calculating primary and fully diluted net income per share, respectively. The dilutive effect of such options was, therefore, not material.

                             Deposit Guaranty Corp.
                       Computation of Per Share Earnings
                               December 31, 1993




                                                                  Year Ended December 31, 1993
                                                            -----------------------------------------
                                                                                            Fully
                                                              Primary                      Diluted
                                                            -----------                   -----------
Computation of weighted average
    shares outstanding:

  Common stock outstanding
    January 1, 1993                                          17,602,706                    17,602,706

  Common stock issued due to
    exercise of options                                          47,146                        47,146
                                                            -----------                   -----------

  Weighted average shares
    outstanding                                              17,649,852                    17,649,852
                                                            ===========                   ===========


Computation of net income:

  Net income                                                $66,552,000                   $66,552,000
                                                            ===========                   ===========


Computation of per share
    earnings:

  Net income divided by
    weighted average shares
    outstanding                                                   $3.77                         $3.77
                                                            ===========                   ===========


Note - Additional weighted average shares outstanding for options under the Company's incentive stock plan were 132,976 and 119,418 for calculating primary and fully diluted net income per share, respectively. The dilutive effect of such options was, therefore, not material.

                             Deposit Guaranty Corp.
                       Computation of Per Share Earnings
                               December 31, 1992


                                                                 Year Ended December 31, 1992
                                                             --------------------------------------
                                                                                           Fully
                                                               Primary                    Diluted
                                                             -----------                -----------
Computation of weighted average
    shares outstanding:

  Common stock outstanding
    January 1, 1992                                           15,799,996                  15,799,996

  Conversion of convertible
    subordinated debentures
    issued June 18, 1985                                       1,210,624                   1,210,624

  Assume conversion of con-
    vertible subordinated
    debentures issued June 18,
    1985 into shares of common stock                                  --                     431,618

  Common stock issued due to
    exercise of options                                           23,044                      23,044
                                                             -----------                 -----------

  Weighted average shares
    outstanding                                               17,033,664                  17,465,282
                                                             ===========                 ===========


Computation of net income:

  Net income                                                 $45,514,000                 $45,514,000

  Add:  Interest expense on
    convertible subordinated
    debentures, less tax
    effect of 34%                                                     --                     372,000
                                                               ---------                 -----------

                                                             $45,514,000                 $45,886,000
                                                             ===========                 ===========


Computation of per share
  earnings:

  Net income divided by
    weighted average shares
    outstanding                                                   $2.67                       $2.63
                                                            ===========                ============


Note - Additional weighted average shares outstanding for options under the Company's incentive stock plan were 60,726 and 138,238 for calculating primary and fully diluted net income per share, respectively. The dilutive effect of such options was, therefore, not material.